                                                       Attach to Exhibit 10.21



     Attached hereto is an English translation of the original Spanish version of the Joint Venture Agreement between Comibol and ASC Bolivia LDC, regarding the Choroma Concession. The Company employed translators to translate the above referenced agreement and based on this the undersigned believes that the attached is a fair and accurate English translation of the above referenced agreement.


                                         /s/ Keith R. Hulley
                                         -------------------
                                         Keith R. Hulley
                                         Director
                                         Apex Silver Mines Limited

                                         Date: August 29, 1997

                                                                   EXHIBIT 10.21


PROTOCOL No.244/97

FOR THE: JOINT VENTURE CONTRACT WRIT FOR THE DEVELOPMENT OF MINING ACTIVITIES; SUBSCRIBED BETWEEN THE CORPORACION MINERA DE BOLIVIA (COMIBOL) REPRESENTED BY ITS PRESIDENT DR. ALBERTO ALANDIA BARRON AND ITS CONTRACTS AND FINANCES MANAGER LIC. LUIS ARNAL VELASCO; AND ASC BOLIVIA LDC REPRESENTED BY JOHNNY DELGADO ACHAVAL.

In La Paz City, Republic of Bolivia, at fifteen thirty hours August fourteen ninety seven, before me, lawyer MARIA ESTHER VALLEJOS H., SPECIAL NOTARY OF MINES AND PETROLEUM and witnesses that at the end are named and sign the document, presented themselves, on one side DR. ALBERTO ALANDIA BARRON with ID 1191230 Pt. and LIC. LUIS ARNAL VELASCO with ID 332387 LP, PRESIDENT AND MANAGER OF CONTRACTS AND FINANCES RESPECTIVELY, FOR THE "CORPORATION MINERA DE BOLIVIA" and on the other side ENG. JOHNNY DELGADO ACHAVAL with ID 39745 LP, REPRESENTATIVE FOR "ASC BOLIVIA LDC," all full of age, able by right, neighbors of this city, whom I certify to have identified and said: That, they agree to convert into a public deed the WRIT that has been presented to me, together with: ASC BOLIVIA LDC'S PROPOSAL, PAGES 5, 9, 10 AND 11, BOARD OF DIRECTOR'S RESOLUTION NO. 1105/96, GENERAL BOARD OF DIRECTORS' RESOLUTION No. 1229/96, SUPREME RESOLUTION No. 213601/94, POWER OF ATTORNEY No. 140/94, POWER OF ATTORNEY NO. 205/94 AND POWERS WRIT No. 105/96, with literal contents as follows:

WRIT.- CONT. GUC-DJ-352/96 SPECIAL NOTARY OF MINES:  In the public deeds
----
register under your charge, please insert a Joint Venture Contract for the development of mining activities subscribed between the CORPORACION MINERA DE BOLIVIA (COMIBOL) and ASC BOLIVIA LDC company, with the clauses and conditions given below:

FIRST.- THE JURISTIC PERSON OF THE PARTIES AND THE LEGAL STATUS OF THE SUBSCRIBING PERSONS.


1.1. This Joint Venture Contract is subscribed by, on one side, the CORPORACION MINERA DE BOLIVIA, known from now on as COMIBOL, a decentralized Autarkic Entity of the State, created by S.D.3196 dated October two, nineteen fifty six, enacted as Law on October twenty nine, nineteen fifty six, with its own juristic person and full administration autonomy, exercising the Administration and Higher Direction of all the mining deposits, dumps, tailings and slags, establishments, facilities, camps, complementary property in general, without exception, constituting the state owned mines, either these be as a result of the mines' nationalization or purchased after it

1.2. On the other hand, the company subscribing the CONTRACT IS ASC BOLIVIA LDC, a stock company, SUBSIDIARY OF ANDEAN SILVER CORPORATION LDC, an international mining company constituted in the Great Cayman Islands, through constitution certificate dated September seven, nineteen ninety five, whose original copy has been certified by the Bolivian Consulate in London (England) on the 14th of the same month and year, a legally constituted subsidiary in Bolivia, through Public Deed No 49, granted by the Special Notary oF Mines in La Paz on November ten, nineteen ninety five, registered in the General Registry of Commerce and Stock Companies, under Registration No 09-037169-01 dated December six, nineteen ninety five and in the Unique Taxpayers' Register with RUC No 7836635.

1.3. LEGAL STATUS OF THOSE SUBSCRIBING.

     COMIBOL'S subscribes the Contract represented by its PRESIDENT, DR. ALBERTO ALANDIA BARRON, who exercises the legal representation of the entity by virtue of S. D 23727 dated February elevens nineteen ninety four, by official appointment given by Supreme Resolution No 213601 dated February sixteen of the same year and exercising the powers conferred to him by COMIBOL'S General Board of Directors, through Resolution No 896194 dated March fifteen. Nineteen ninety four, as well as LIC. LUIS ARNAL VELASCO, MANAGER OF THE CONTRACTS AND FINANCES UNIT, appointed in such position through COMIBOL'S General Board of Directors' Resolution No 860/94 dated June thirteen, ninety four and empowered through Special Power of Attorney by the said PRESIDENT OF COMIBOL, through instrument No. 222/94 dated July eleven, nineteen ninety tour before a Public Notary in La Paz in charge of Dra. Nelly Alfaro and Registered in the Notary of Mines in La Paz, under No 205 dated July twenty eight, nineteen ninety four; which will be enclosed in the corresponding public deed

14. Subscribes the Contract, in representation of ASC BOLIVIA LDC, by virtue of the Limited Power of Attorney conferred to him, Mr. JOHNNY DELGADO ACHAVAL, as its truly and legal agent and proxy, through instrument granted on March seven, nineteen ninety six before Notary Public in the Cayman Islands, George M Shortridge, certified by the Bolivian Consul in London (England), documents that have been judicially translated from English into Spanish, by orders from the Fifth Civil Judge in La Paz, and registered before the Special Notar of Mines of this Capital City, under No 105 dated April first, nineteen ninety six and registered in the General Register of Commerce under item No 798 of Book 07-0 on the eighth of the same month and year. Special power of attorney that, as a whole, will be enclosed in the corresponding Public Deed.

SECOND.- BACKGROUND FOR THE CONTRACT.

2.1. Applying the Supreme Government's Mining Policies and within the framework of the legal provisions in force, valid for this matter, COMIBOL has publicly invited national and foreign Mining Companies, interested in the EXPLORATION with option to the EXPLOITATION and posterior MARKETING of the non-developed mining deposits, among others, those from the SUD CHICHAS Province zone in the Department of Potosi, so that they present proposals to that end, and the Terms of Reference and the legal and administrative requirements for the Public Tender have been widely advertized. In order to guarantee the total legality of the public tender's results, as well as the greatest efficiency in the evaluation of the proposals to be presented, independent consulting firms of recognized technical experience and company solvency were equally invited. The evaluation's result made by BEHRE DOLBEAR & COMPANY INC., the selected independent consulting firm, as can be seen in the Report dated September nineteen ninety six, chose ASC BOLIVIA LDC for the awarding of the JOINT VENURE CONTRACT for the Mining Concessions described later on and that form part of ANNEX "A" of the Contract, a report that has been approved by COMIBOL'S Board of Directors through Resolution No. 1105/96 dated February six, nineteen ninety six and that at the same time authorized the negotiations for the respective CONTRACT with ASC BOLIVIA LDC.

THIRD.-DEFINITIONS.

The following definitions are established in this Contract. in an enunciative but not limitative manner:

3.1. AREA GRANTED.- MINING concessions belonging to COMIBOL included in
     ------------
     Contract and whose total surface area is 125 hectares. The concessions of the AREA GRANTED are individually described in page five of the Technical-Economical Proposal presented by ASC BOLIVIA LDC and in ANNEX "A" of the Contract. COMIBOL at the express and written request by ASC BOLIVIA LDC can formulate petitions or grant complementary areas neighboring with the AREA GRANTED, in which case ASC BOLIVIA LDC will prepare a specific work plan and will guarantee a minimum investment in the same conditions as those for the AREA GRANTED.

3.2. INVESTED CAPITAL.- Are all the expenses and investments made by ASC
     ----------------
     BOLIVIA LDC for the exploration and development of the mineral reserves, preparation of pre-feasibility and feasibility studies. basic and hi-detail engineering designs; purchase, transport and import of equipment, machinery and materials: installation of all the mine equipment and machinery, mineral concentrating and refinery plants, workshops, laboratories, warehouses, offices. etc.. building of camps and buildings, tailings and waste accumulation systems, energy distribution systems, energy plants, safety systems, water catchment and accumulation systems; etc. and starting of the production operations, according to generally accepted accounting principles.

3.3. MINING CONCESSIONS.- Set of mining properties (AD. 33 of the Mining Code),
     ------------------
     in which the activities established in the Contract can be performed.

3.4. MARKETING COMMISSION FEES.- Payment in money for the administration of the
     -------------------------
     sale of the mineral metals produced by ASC BOLIVIA LDC. These commission fees do not form part of the marketing costs.

3.5. PRODUCTION COSTS.- Are all the operational expenses made by ASC BOLIVIA LDC
     ----------------
     during the minerals production process up to the obtaining of the saleable or exportable final products in the mine, either these be mineral concentrates or metals, according to generally accepted accounting practices and principles.

3.6.  OVERHEADS.- Are all the expenses made by ASC BOLIVIA LDC for the
      ---------
      administration and direction of the Joint Venture Contract, different from the production costs, according to generally accepted accounting practices and principles.

3.7.  MARKETING COSTS. - Are all those that are done in order to convert the
      ---------------
      minerals in metals, by the smelter or refining company; they include metallurgical deductions, treatment, smelting and refining expenses, analysis, assays, arbitrations, penalties and other deductions and expenses directly related to the conversion process to marketable metals.

3.8.  DEPRECIATION. - A deduction made according to Bolivian laws. due to the
      ------------
      reduction, wear and value loss of the capital assets, for their replacement.

3.9.  DELIVERY. - The date on which COMIBOL will deliver physically and
      --------
      officially the AREA GRANTED to ASC BOLIVIA LDC. The physical delivery will be documented by the detailed minutes to be drawn up in some place of the AREA GRANTED. The minutes will be signed by the parties' representatives appointed for that purpose, with a prior written notice between them. The delivery will be done not later than thirty (30) days after the CONTRACT is signed.

3.10. OPERATIONAL CASH FLOW. - It is the gross value of sales' expenses minus
      ---------------------
      the realization expenses, marketing commission fees, marketing costs, production costs and administrative costs, excluding the financial expenses, depreciation, deferred expenses and taxes.

3.11. REALIZATION EXPENSES.- Are all those directly related to the transport of
      ---------------------
      concentrates or final products from the mine up to the smelters; they include losses, road, air and sea transport tees, transport insurance. handling, port expenses and other related. these realization expenses do not form part of the Marketing Costs.

3.12. DEFERRED EXPENSES.- Are all the payments or charges made and whose
      -----------------
      application is deferred until certain terms laid down previously are met or the application period for the expense has expired.

3.13. FINANCIAL EXPENSES.- Are all the debt services for banking credits or from
      ------------------
      financing entities hired by ASC BOLIVIA LDC for the compliance and execution of the Joint Venture Contract.

3.14. TAXES.- Are all the national, municipal taxes, or of any other type,
      -----
      already created or to be created by Law, applied to the mining operations developed bY ASC BOLIVIA LDC, as a result of this Contract.

3.15. PAY BACK PERIOD.- Any period, either being the initial one or a posterior
      ---------------
      one, including the month starting in which an expense has been made for capital improvements and prior to the first day of the following month to that in which ASC BOLIVIA LDC has recovered all the costs and expenses for capital improvements from the Cash Flow.

3.16. PRODUCT(S).- All the materials, minerals, precipitates from mining
      ----------
      resources, concentrates, core, and any other product or sub-product, originated in the AREA GRANTED.

3.17. PAY BACK.- Means the date on which ASC BOLIVIA LDC'S shareholders have
      --------
      received all the costs and expenses for capital improvements from the Cash Flow, really made and registered according to generally accepted principles in Bolivia. The calculation will be done ate the end of each ASC BOLIVIA LDC'S fiscal year. Nonetheless, COMIBOL'S participation, mentioned in paragraph 11.1.2, will be applied from the moment the pay back is finished.


3.18. SALE CROSS VALUE.- Are the payments to be received by ASC BOLIVIA LDC,
      ----------------
      from natural or juristic third persons, for the sale of refined metals or concentrates, produced during the exploitation period, from which all the expenses and costs established in point 3.7 will be deducted.


3.19. NET SMELTER RETURN.- It is the gross value for the sale of the minerals,
      ------------------
      minus the marketing costs and the realization expenses.


FOURTH.- APPLICABLE LAWS.

4.1. This Contract is subscribed and is regulated by the legal provisions that in a mere enunciative but not limitative manner are given below:

     Arts. 136 and 138 of the Poll Const. of the State, S.D. 3196 (2-10/52), L. (2910/56), L. 843 (2005/86), S.D. 22407 (11-0 1/901 S.D. 22408 (11-01190),
     L. 1182 ( 1 7-09/90), L. 1 297 (27-11/9 1 ), S.D. 23059 (13-02/92), L. 1243
     (11-04/92), L. 1333 (29-04/92), its regulations enacted through S.D. 24176 dated 8/12/95, S.D. 23214 (21-07/92), S.D. 23230-A (30-07/92) and other legal provisions on the matter or to be enacted in the future. This Joint Venture Contract was approved by COMIBOL'S Board of Directors, through Resolution No. 1229/96 dated 27-09-96.


FIFTH. - THE JOINT VENTURE CONTRACT, TRADE NAME AND ADDRESS.

5.1. The Joint Venture Contract, constituted by this document. known from now on as CONTRACT, does not compromise the patrimony of any of the associated parties nor it affects h1 any way the juristic person of the hiring parties; it neither constitutes a partnership, nor it establishes an independent juristic person. It is not established in the CONTRACT, for the associated parties, a jointly and severally nor limited responsibility for the acts, contracts and obligations each party could male, celebrate and assume in the execution and compliance of this CONTRACT.

5.2. As a result from the CONTRACT, ASC BOLIVIA LDC does not acquire any property rights in the civil regime nor as mining concessionaire in the mining regime, on the soil nor the underground of the AREA GRANTED, nor on the water nights, servitudes and uses, access roads, camps, constructions or any other facilities that could exist.

5.3. In the terms and conditions stated in the CONTRACT, COMIBOL grants ASC BOLIVIA LDC. in an express manner, the exclusive exploration rights, the option to enter into a exploitation phase, once the first exploration phase is completely finished, as well as the marketing of the minerals to be exploited over a surface are of One Hundred and Twenty Five (135) hectares of the Mining concession "CHOROMA", located in Tupiza County, Sud Chichas Province of the Department of Potosi , whose detail is expressed in ANNEX "A" of the CONTRACT.

5.4. This exclusive right, in the conditions stated in the CONTRACT, is the sole and total COMIBOL'S contribution to the Joint Venture Contract agreed upon in this document, and comibol does not acquire any obligation nor responsibility for the execution and compliance of the CONTRACT. It also means that COMIBOL, during the time the CONTRACT is in force, will not reduce, cede, affect nor compromise its rights and interests on the deposits contributed to the joint venture, in any measure nor for any motive, guaranteeing ASC BOLIVIA LDC the peaceful possession, the use and enjoyment of the mining concessions object of the CONTRACT.

5.5. The parties, by mutual agreement, convene in appointing this Joint Venture Contract with the trade name of COMIBOL-ANDEAN-CHOROMA R.C., with legal address in La Paz City, Campos Street No. 265, Telephone 433800, Fax
      (5912) 433737.

SIXTH.- OBJECT OF THE CONTRACT.

6.1. Based on the background given before, COMIBOL and ASC BOLIVIA LDC, through this document agree to subscribe a Joint Venture Contract for the exploration, and option to exploit, concentrate, refine and smelt without any reserve and the marketing of the mineral products, metals and sub-products that could be exploited in the deposits located in the AREA GRANTED, under the technical conditions described in ASC BOLIVIA LDC'S proposal and accepted by COMIBOL, as laid down in its proposal and that constitutes annex "b" of this CONTRACT. documents that, without being registered, are an inseparable and constitutive part of this CONTRACT.

6.2. The activities object of this CONTRACT, comprise the identification and development of reserves, design of the mining operation, rational and efficient exploitation of the mineral resources, optimization of the treatment and metallurgical recovery processes, preparation of the respective technical and economical feasibility projects and, in general, the application of modern technology and an efficient management in the performance of the mining operations, as well as comply with the environmental obligations established by law, according to clause seventeenth of the CONTRACT.

SEVENTH.- TERM FOR EXPLORATION


7.1. The maximum term for the Exploration Period will be of Five (5) years starting from the physical and official delivery of the AREA GRANTED in this CONTRACT, by

      COMIBOL to ASC BOLIVIA LDC, this delivery will be documented through detailed minutes drawn up in the site or where the parties agree to, and must be signed by the officials appointed to that effect, with the presence of a competent authority.

7.2. The said term of five (5 ) years for exploration. is divided in three (3 ) phases as follows:

      FIRST PHASE with a duration of twenty four (24) months. SECOND PHASE with a duration of twenty four (24) months. THIRD PHASE with a duration of twelve ( 12) months. TOTAL SIXTY (60) months, equivalent to FIVE (5) YEARS.

7.3. The First Phase is compulsory and thus its strict observance is guaranteed by ASC BOLIVIA LDC, according to that laid down in Clauses 9.1 and 9.2 of this CONTRACT.

7.4. During the First Phase. ASC BOLIVIA LDC, will execute the Work Program appearing in page 6 to page 8 of its accepted and awarded Proposal, a work plan that will form part of this CONTRACT without the need of its registration, ASC BOLIVIA LDC con explore the whole of the mining concessions or part of them at its will, but in any sector, the work plan will be executed faithfully and fully. COMIBOL, at the written and express request by ASC BOLIVIA LDC, can formulate mining petitions or grant complementary areas within the two (2) kilometers neighboring the area granted, in which case ASC BOLIVIA LDC will formulate a specific work plan and will guarantee a minimum investment to be made in such complementary areas that will be subject to the same conditions established for the work plan as well as the minimum investment for the AREA GRANTED.

7.5. ASC BOLIVIA LDC, during the First Phase, can anticipate the conclusion of the twenty four (24) months term, under the express condition of having finished the execution of the Work Program committed for this Phase and, as a result, can enter into the other Exploration Phases or exercise immediately its option rights to enter into the Exploitation Phase in the areas its studies would have determined as positive. In this case, the Bank Guarantee Certificate for the Compliance of the CONTRACT will be returned by COMIBOL, within sixty (60) days once the First Exploration Phase is finished. The observance of the Work Plan, as well as the start of the Exploitation will be irrevocably verified by COMIBOL, which will issue the detailed reports of one and other situation, within sixty (60) days.

7.6. ASC BOLIVIA LDC, at any time during the First Phase, but only after having complied with the Minimum Work Program and not later than the last day of the maximum term for the Phase can definitely suspend the Exploration in the areas object of this CONTRACT and withdraw from the Joint Venture Contract, in the case that the CONTRACT will be canceled of full right on the date of ASC BOLIVIA LDC'S notice to COMIBOL of its decision. Should ASC BOLIVIA LDC hadn't fulfilled with the Minimum Work Program, COMIBOL will cash the Bank Guarantee Certificate for Contract Compliance, without any right to recourse, claim nor any exception ASC

      BOLIVIA LDC could oppose against COMIBOL, either judicially or outside the court. The Joint Venture Contract will, thus, become null and without any legal validity.

7.7. The simple reduction of the surface area of any of the areas, forming part of the AREA GRANTED according to that recommended by the studies done by ASC BOLIVIA LDC, will not mean the suspension of the exploration to the ends expressed in the previous point 7.6 and ASC BOLIVIA LDC is obliged to continue the execution of the Work Plan committed in its proposal on the areas selected as attractive, which will be done until the conclusion of the term established for the First Phase.

EIGHT. - EXPLORATION INITIAL PAYMENTS.

8.1. ASC BOLIVIA LDC, according to the public tender s terms of reference, will pay COMIBOL the following exploration initial payments scale.

     FIRST PHASE three 57/100 American Dollars ($us 3.57) per hectare on the
     -----------
     whole surface of the AREA GRANTED, that is to say, 125 hectares.


8.2. The payments described and stated in the previous Point (8.1), will be paid on the 125 hectares or mining properties, within thirty (30) days after the physical delivery of the concessions by COMIBOL to ASC BOLIVIA LDC. Any reduction in the surface area of any of the concessions of the AREA GRANTED, either be during a maximum term of 24 months, or of the Second or Third Phases, will not give rise to a return or reimbursement of the Exploration Initial Rates agreed upon in Numbers 8.1, 8.3 and 8.4 of this CONTRACT, by COMIBOL to ASC BOLIVIA LDC and the amounts paid will be consolidated in COMIBOL'S favor .

8.3. SECOND PHASE: One Hundred and Nineteen 05/100 American Dollars ($us 119.05), per hectare on the extension of the concessions that at the start of the Second Phase, decides to explore within the teen of 24 months established for this Phase. The discontinuity of the exploration operations is admitted within a same mining concession. The First Phase area can also be reduced or request COMIBOL, or perform mining petitions to the State or larger extensions should there be tree land, according to that explained in the Twenty Sixth Clause of this CONTRACT and according to that laid down in the last part of Clause 7.4 of the CONTRACT, ASC BOLIVIA LDC is obliged to notify COMIBOL of any areas' reduction of the AREA GRANTED with a thirty (30) days notice prior to the ending of the proceeding Phase Term. It will also notify of any anticipation in the term due to having entered into the Exploitation Phase under the same conditions.

8.4. THIRD PHASE: Five Hundred and Ninety Five 24/100 American Dollars ($us 595.24) per hectare as an Exploration Initial Rate on the mining concessions' extensions, that at the start of the Third Phase decides to explore within TWELVE ( 12) MONTHS.
      In this phase, the exploration operations discontinuity is admitted within the same concession. The exploration area can also be reduced with relation to the First and

      Second Phases or request COMIBOL or make mining petitions to the state for a larger extension should there be free land according to that laid down in Clause Twenty Sixth of this COMIBOL. ASC BOLIVIA LDC is obliged to notify COMIBOL of any areas reduction in the AREA GRANTED, with no less than THIRTY (30) DAYS notice before the end of the Second Phase. It will also notify COMIBOL of the anticipated conclusion of this Phase's term when it decides to enter into the Exploitation Phase.

8.5. All the Payments for the Exploration Initial Rates established in Points 8.1, 8.2, 8.3 and 8.4 previous, will by done by ASC BOLIVIA LDC before the start of the corresponding Phase and within a maximum of thirty (30) days, in COMIBOL'S of flees in La Paz city, receiving the corresponding fiscal receipts for tax purposes.

NINTH.- MINIMUM GUARANEED INVESTMENT DURING THE FIRST EXPLORATION PHASE.


9.1. According to the Public Tender's Tends of Reference, ASC BOLIVIA LDC accepts and is compelled to make an guaranteed Minimum Investment during the First Phase of the Exploration period Of Two Hundred Thirteen Thousand 00/100 American Dollars ($us 213,000.00) pledged in the Budget and Investment Plan, page 9 of its Proposal.

9.2. As a result, ASC BOLIVIA LDC guarantees the Minimum Total Investment of the amount established in the previous Point, through the presentation to COMIBOL of a Bank Guarantee Certificate for Contract Compliance, issued irrevocably in favor of COMIBOL by BHN MULTIBANCO Bank of LA PAZ CITY, under No. 10004176 dated 05-02-97 for Forty Two Thousand Six Hundred 00/100 American Dollars ($us 42,600.00), equivalent to twenty percent (20%) of the amount of the minimum investment pledged.

9.3. Whilst ASC BOLIVIA LDC, during the First Phase, is malting the corresponding investments, can request COMIBOL the presentation of the original Guarantee Certificate, substituting it simultaneously with a new certificate covering the remainder of the guarantee or the investment not yet made, and/or the corresponding tend until, within twenty four (24) months. Or before if the First Phase of the exploration term is anticipated, the minimum investment pledged has teen made according to Clauses 7.3 and 9.1 of this CONTRACT. The Guarantee Certificates exchange will be done within maximum 30 days, with a prior COMIBOL'S verification and acceptance that the investments made by ASC BOLIVIA LDC, through documented evidence, with attesting and independent auditor's report.

9.4. If once the last day of the twenty four (24) month period for the First Phase has expired, there would be a balance of investment not made by ASC BOLIVIA LDC, COMIBOL can cash the Bank Guarantee Certificate valid at that date, and ASC BOLIVIA LDC won't be able to oppose a recourse nor an exception of any nature.

9.5. The Exploitation Phase can only be entered into once the amount for the minimum investment has been really and totally invested by ASC BOLIVIA LDC, either this occurs at the end of the term appointed for the First Phase of prior to any of the terms established for each one of the Phases, which will be decided by ASC BOLIVIA LDC for having determined a positive sector in any of the concessions.

9.6. The Three Phases forming part of the Exploration Period. have the purpose of developing mineralogical reserves. Design of the treatment plants and the preparation of a rational and mechanized exploitation plan, design and optimization of the treatment processes and metallurgical recovery, the preparation of technical economical feasibility projects and the adoption of appropriate environmental protection measures. pollution control and soil recovery, objectives that are described in the World; program of ASC BOLIVIA LDC'S proposal.

9.7. Thus, it is agreed that, if ASC BOLIVIA LDC considers attractive certain areas to start in them the Exploitation Phase, at any time within the established periods for any of the Three Phases, but if and when the Work Program of the Exploration Program of ASC BOLIVIA LDC'S proposal has been complied with entirely as described in ANNEX "B" of this CONTRACT and the minimum investment has been totally made, apart from the technical-economical feasibility study, ASC BOLIVIA LDC can enter into the exploitation phase, and must notify COMIBOL of this decision or the purposes of the verification of the compliance of the beforesaid conditions and the financial-accounting management of the COMIBOL'S share established in ASC BOLIVIA LDC'S Proposal.

9.8. If ASC BOLIVIA LDC does not exercise its Exploitation option rights at the end of the Exploration Period, either if it occurs at the expiry of any of its Phases determined in the contract. or before, by ASC BOLIVIA LDC'S decision, the latter is obliged to present COMIBOL, without any charge or reimbursement of any nature, all the technical information, drawings, maps, designs, calculations and reports.

9.9. The suspension or no performance of the compulsory minimum investment pledged by ASC BOLIVIA LDC, withal the times and conditions stated in this CONTRACT, will mean for all legal purposes, the statement by ASC BOLIVIA LDC of its decision to withdraw from the Joint Venture Contract. constituted in this contract and COMIBOL, without the need to comply with a prior special formality, will cash the Bank Guarantee Certificate presented by ASC BOLIVIA LDC, without any right to recourse, exception or protest any by the latter, either judicially or out of court.

9.10. As a result, all the extension of the AREA GRANTED, object of this CONTRACT will be reverted to COMIBOL'S total domain within ninety (90) days maximum, ASC BOLIVIA LDC must withdraw all the equipment and machinery employed until then, assuming the costs and risks. The buildings, access roads and other facilities adhered to the ground that would have been installed will remain for COMIBOL benefit as improvements, without the right to a reimbursement nor any type of compensation and the CONTRACT will be extinguished purely and simply. The equipment and machinery adhered to the ground can also be withdrawn if and when the foundations nor the wall to which they are adhered to, are not destroyed. This tasks will be executed under ASC BOLIVIA LDC'S exclusive risk and charge.

9.11. If the exploration areas cover only part of the AREA GRANTED, they must conform squares parallel to the perimeter of such concessions.

9.12. The areas that in tune are rejected by ASC BOLIVIA LDC' at the end of each exploration Phase, will be excluded from the CONTRACT and will be everted to COMIBOL exclusive domain. In turn, the new areas will be annexed to the CONTRACT, in the conditions stated in Clauses 3. i and
        7.4 of the CONTRACT.

TENTH.- TIIE EXPLOITATION PERIOD

10.1. Once all the stated conditions in this CONTRACT are complied with, for the first and, in its case, for the Second and/or Third Phases of the Exploration Period by ASC BOLIVIA LDC, without any exception, not later than the last day of the maximum term for each phase, ASC BOLIVIA LDC trill notify COMIBOL about the areas it has selected in order to start the Exploitation period of the deposits contained therein, which will mean the exercise of its option rights, which will be notified to COMIBOL through a notarized letter, enclosing the technical-economical feasibility studies for the exploitation to be done and the marketing of the products.

10.2. COMIBOL will issue its approval of the feasibility study or its observations to it, within ninety (90) days. COMIBOL can pose observations due to technical and economical reasons, the same all be transmitted to ASC BOLIVIA LDC for their solution. if ASC BOLIVIA LDC dissents from COMIBOL'S opinion, the dispute will be resolved via the arbitral procedures established in Clause Twenty Third of this CONTRACT.

10.3. When ASC BOLIVIA LDC exercises its exploitation option rights, the parties will not be subject to any negotiation, limiting themselves to the compliance of the provisions in this CONTRACT.

10.4. Before the Exploitation Period is started, ASC BOLIVIA LDC is empowered to establish the non-attractive areas and that will be rejected, the same will be reverted of right to COMIBOL'S whole domain and will be automatically excluded from this Joint Venture Contract.

10.5. COMIBOL will exercise its full and unrestricted right and administrative powers on the areas rejected.

ELEVENTH. - COMIBOL'S SHARE OF THE EXPLOITATION RESULTS.


11.1. COMIBOL'S share during the exploitation period is established as follows, according to ASC BOLIVIA LDC'S fourteen pages' Proposal

11.1.1. During the recovery period of the invested capital by ASC BOLIVIA LDC in the construction, installation and starting stage of production operations, ASC BOLIVIA LDC will pay COMIBOL an income equivalent to Five percent (5%) of the Positive Operational Cash Flow, according to the definition given in Clause Three, Point 3 10 of this CONTRACT.

11.1.2. After the repayment of the initial investment, ASC BOLIVIA LDC will pay COMIBOL Fifteen percent ( 1 Who) of the Positive Operation Cash Flow as defined in Clause Three. Point 3 10 of this CONTRACT.

11.1.3. In case ASC BOLIVIA LDC makes new investments for the expansion of perations or for the change of method or processes, excluding the replacement of assets, COMIBOL share will come down again to Five percent (5%) of the Positive Operational Cash Flow, during the recovery period for the new investments.

11.1.4. The periodicity of the shares' payments by ASC BOLIVIA LDC to COMIBOL will be done every three months, with annual settlements or adjustments

11.2. It is expressely agreed that COMIBOL during all the time this CONTRACT is in force will have the right to supervise, verify and control the regularity of the financial processes described in the proceeding points 11 1 1, 11 1 2, 11 1 3, 11 1 4 and 11 1 5, through the accounting analysis of ASC BOLIVIA LDC'S documents, in order to establish exactly COMIBOL'S share, and ASC BOLIVIA LDC is obliged to disclose to COMIBOL the complete and authentic documents so that the financial and accounting revisions be effective ASC BOLIVIA LDC is also compelled to employ generally accepted accounting principles, for the accounting of its financial and marketing operations the supervision, verification and control for the operations accounting, will be done by comibol in ASC BOLIVIA LDC'S offices and will be executed periodically, according to that determined by the Administration Committee in the Internal Regulations approved by the parties.

TWELVETH. - CONSTRUCTION, INSTALLATION, STARTING AND OPERATION STAGES.

12.1. The Construction. Installation and Starting of the Operations as a whole, will not exceed Three (3) years starting as of the date ASC BOLIVIA LDC notifies COMIBOL as stated in point 10.1 of Clause Tenth of this CONTRACT, unless force majeure defined later on in this CONTRACT.

12.2. During the Exploitation Period, ASC BOLIVIA LDC will hold the exclusive administration and will run all the risks of the operations, with absolute autonomy in managerial decision mailing. With the same reaches and risks will also have the exclusive administration and autonomy in the marketing of the minerals it produces, without any limitation, either be locally or through exports.

12.3. COMIBOL will not be held responsible at all for the development or the financial results of the operations, its performance will be limited to the punctual perception of its share in the Cash Flow and its share in the coordinating, information and supervision organisms.

12.4. Nonetheless. the hiring parties agree that the administrative expenses of the joint venture can not exceed Five percent (5%) of the production direct costs. Equally, it is also stated that the marketing commission and the realization costs can not exceed' as a whole, Two percent (2%) of the Net Smelter's Return.

12.5. ASC BOLIVIA LDC will establish and execute a minerals marketing system that will allow an efficient, transparent management, guaranteeing the nonexistence of eventual benefits within or outside the country, for the benefit of one of the parties to the detriment of the other.

12.6. The purchase of equipment, machinery, materials, facilities and raw materials by ASC BOLIVIA LDC will be done in such manner that the interests of the parties will not be affected and in particular COMIBOL'S share.

THIRTEENTH. - TERM OF THE CONTRACT.


13.1. This Joint Venture Contract will have a term of Forty (40) Years, starting as of the physical and official delivery of the areas stated in this CONTRACT BY COMIBOL TO ASC BOLIVIA LDC. This term will be renewed in the same contract conditions for just one more time, with a prior technical and economical justification, if ASC BOLIVIA LDC expresses, in writing, its will to do it. The stated term includes the exploration period, either be in its entirety (5 years) or less, if asc bolivia ldc enters into the exploitation period beforehand according to that laid down in Clause 8.4 of the CONTRACT.

FOURTEENTH.- INVESTMENTS AND FINANCING.


14.1. ASC BOLIVIA LDC is empowered to finance on its account and risk the exploitation operations, either be with its own resources or front others.-COMIBOL will not acquire at any time any type of obligation related to such financing, whose service will be exclusively in charge of ASC BOLIVIA LDC.

14.2. The previous popovers are translated in that ASC BOLIVIA LDC is obliged and pledges to perform all the necessary investments in order to implement into the operations modern technology, services, machinery, equipment, implements, materials, facilities, constructions and such like, as well as assume the commitments that will allow a rational exploitation of the mineralogical deposits of the AREA GRANTED, object of this CONTRACT.

14.3. The investments' regime, initial as well as future, will respect invariably and at all times, that stated in Clauses Eleventh of this CONTRACT, relative to COMIBOL'S share of the results, regime that will remain unvariable during the whole term of the CONTRACT.

FIFTEENTH.- LABOR RELATIONS.

15.1. The hiring and administration of the workforce, technicians and employees during the exploration stage, as well as during the exploitation stage is of the absolute and total responsibility of ASC BOLIVIA LDC, and it is of its entire responsibility the compliance with the Labor General Law, its Regulatory Decree and related legal provisions and complementary in force or to be enacted, as well as those provisions relative to social security, professional risks, employer's and employee's contributions, whilst COMIBOL is totally exempt of responsibility, and can not be demanded in any lawsuit of labor nature nor in any civil, penal, tax, fiscal coactive, social coactive nature, nor administrative, as an result of acts or omissions resulting from the execution of this CONTRACT by ASC BOLIVIA LDC.

15.2. COMIBOL will deliver ASC BOLIVIA LDC the AREA GRANTED, object of this CONTRACT free from encumbrance or obligations of labor or legal character.

SIXTEENTH. - FORCE MAJEURE.

16.1. None of the hiring parties can demand of the other the compliance with the obligations acquired in this CONTRACT, when the compliance has been delayed, hindered or impeded by causes not blamed on the obliged party. Such causes will constitute those of force majoure or fortuitous cases, as earthquakes, flooding, fire, strikes declared illegal, civil commotion, factors that can affect transport in general, governmental prohibitions and catastrophes in general, according to that laid down by articles 379 and 380 of the Civil Code.

         It will also be considered as a force majeure a sustained fall for over six (6) months in the price of minerals to be produced under the minimum established by the feasibility study, if and when such situation causes the stoppage of the extraction of the minerals or production operations. If these operations continue even under such market conditions, the force majeure cause will disappear.

16.2. The period during which ASC BOLIVIA LDC will be hindered to normally comply with this CONTRACT, will be added to the term stated in Clause Thirteenth.

16.3. Should a force majeure cause happens, ASC BOLIVIA LDC is obliged to notify COMIBOL within the next five days, describing the nature of the happening and its effects.

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

16.4. The omission of this notice will maintain COMIBOL indemnity in the regularity of its share in the results and h1 the accounting of the time period.

16.5. When the force majeure causes are of such nature and magnitude that the objectives of this CONTRACT and the joint venture in general are substantially and permanently harmed or are affected in a continuous manner for more than six months. the hiring parties can agree upon the temptation of the CONTRACT.

SEVENTEENTH.- ENVIRONMENTAL STANDARDS AND ENVIRONMENTAL MANAGEMENT PLAN


17.1. During the performance of the works and during the life of this CONTRACT, ASC BOLIVIA LDC will be subject to the environmental requirements, that is to say, the allowable pollution limits in force in the country, established by Law No. 1333 dated April Twenty Seventh nineteen ninety two and the regulations enacted by S.D. 24t76 dated December nineteen ninety five and other provisions in force or to be enacted in the future.

17.2. ASC BOLIVIA LDC will draw up the environmental management plan, starting from an initial audit. in order to avoid or mitigate the environmental impact, as established by the next Clause 17 4, as well as the work plan for the execution and closure of activities.

17.3. The environmental management mainly comprises the recovery of the exploited areas, in order to control the erosion, stabilize the ground and protect the waters and the atmosphere, perform the treatment of waste materials and eliminate in a safe manner the tailings, mill tailings and dumps.

17.4. When ASC BOLIVIA LDC starts its activities, it will determine the environmental liabilities that could exist in the deposits, object of this CONTRACT, through the performance of the respective environmental audit, according to that established in Clause 17.8.1.

17.5. ASC BOLIVIA LDC will be held responsible for the environmental pollution flows originated in its mining works and through the accumulation of wastes during the performance of its activities. in turn, COMIBOL will be responsible for the accumulations and flows coming from mining works, done prior to this CONTRACT, established in the environmental audit according to the previous Clause 17.4.

17.6. When ASC BOLIVIA LDC does not comply with that determined in Clause 17.4, it will assume the exclusive responsibility for the flows and accumulations resulting from the old and new mining works.

17.7. ASC BOLIVIA LDC will pay for damages, to those affected by the environmental pollution generated by the accumulations and flows coming from its mining works with an absolute exclusion of COMIBOL.

17.8. The environmental management, particularly in order to establish the polluting accumulations and flows. will be controlled by ASC BOLIVIA LDC in the following manner:

         17.8.1. Through the drawing up of an initial environmental audit done by ASC BOLIVIA LDC, to be done during the first six (6) months of the Exploitation period. Starting from the audit, ASC BOLIVIA LDC will prepare, in the next to months, the environmental management plan.

         17.8.2. Should COMIBOL has its own audit and ASC BOLIVIA LDC accepts it, it will be applicable and ASC BOLIVIA LDC must draw up the environmental management plan within four (4) months, starting from the date of the affidavit corresponding to this CONTRACT.

         17.8.3. Through environmental audits for the compliance of obligations and the establishment of responsibilities, resulting from the environmental management plan, to be done every three years by specialized companies or entities of national or international prestige, hired and paid by ASC BOLIVIA LDC.

         17.8.4. Through annual reports on the environmental management prepared by ASC BOLIVIA LDC.

         17.8.5. COMIBOL can ask ASC BOLIVIA LDC the environmental information it considers necessary and can perform on its own the audits it deems necessary.

         17.8.6. The environmental management according to that established in Point 17.4, comprises the recovery of the exploited areas in order to reduce and control erosion, stabilize the grounds and protect the waters and the atmosphere, perform the treatment of waste materials and eliminate in a safe manner the tailings, mill tailings and dumps.

         17.8.7. The joint venture will not be able to be resolved as long as the terms given in this Clause are not complied with. On the other hand, ASC BOLIVIA LDC will continue having the responsibilities corresponding to its environmental management, according to the law, once the CONTRACT is dissolved.

         17.8.8. In order to avoid controversies ASC BOLIVIA LDC will timely and sufficiently inform the representatives of the local populations, on the aspects related to the protection of the environment and will try to interest them in the environmental repair works.

                  Also, ASC BOLIVIA LDC must comply with the legal requirements regarding the information to third parties and others that correspond.

EIGHTEENTH.- NON-EXISTENCE OF SOLIDARITY.

18.1. It is expressly agreed that the hiring parties do not assume a joint solidarity of any nature with respect to the obligations contracted by any of them for the compliance of the obligations resulting from this CONTRACT, unless that eventually and by free will and in an express manner any of them assumes such obligations, which will be truly recorded in a notarized document.

18.2. It is also expressly convened that this document contains all the agreements, specifications and provisions agreed by the hiring parties, and none of them will be obliged nor related to the other by any statement, pledge or verbal or written agreement that is not expressly incorporated in this CONTRACT.

NINETEENTH -QUALITY OF THE CONCESSIONAIRE.

19.1. According to that laid down by Art. 197 of Law No. 1243 for the Updating of the Mining Code, ASC BOLIVIA LDC does not acquire property rights nor a mining concession at all on the soil or underground of the mining concessions forming part of the AREA GRANTED.

19.2. Nonetheless, COMIBOL grants in favor of ASC BOLIVIA LDC the operational exclusiveness during the exploration phase as well as during the construction, installation, starting and exploitation and the annexing of facilities, equipment, machinery and other complementary assets, such as constructions, access roads, water and right of way servitudes uses and customs of the said concessions, understanding as exclusiveness the fact that during the life of this CONTRACT none of COMIBOL'S rights on such concessions. servitudes, uses and customs will be affected, reduced nor impaired in any way, guaranteeing the quiet and peaceful possession, use and enjoyment of the same, protecting all the investment and development of ASC BOLIVIA LDC'S activities, defending such rights against incursions, invasions and other disturbances by third parties, either they be trade unions, cooperatives, entities or persons, appealing to the means and resources given by the laws of the Republic.

TWENTIETH.- COORDINATION, INFORMATION AND SUPERVISION OF THE
JOINT VENTURE.


20.1. ASC BOLIVIA LDC will have under its exclusive and autonomous control and responsibility the management of all the exploration and exploitation operations, without any exclusion nor limitation, with the restrictions established in the laws of the Republic.

20.1. Nonetheless, this Joint Venture Contract will have as coordination, information and follow-up organization, a COMMITTEE constituted at the signing of the CONTRACT, that will be composed by four (4) members, two
         (2) of them appointed by COMIBOL, and the other two (2) by ASC BOLIVIA LDC, whose emoluments will be paid by the party appointing them.

20.3. The COMMITTEE will constitute the main relationship means between COMIBOL AND ASC BOLIVIA LDC during the life of the CONTRACT. The main responsibility of the COMMITTEE will be to maintain the best managerial relations between the parties and to contribute so that any disagreement, that could come up between them, be discussed and resolved in a concerted manner.

20.4. The COMMITTEE'S attributions, among others that it will determine. will be:

         a) Approve during its first meetings an internal bylaw that will norm the COMMITTEE'S activities;

         b)  Verify the proper compliance of the conditions of this CONTRACT;

         c) Create a communications system between ASC BOLIVIA LDC'S managerial organism and the committee in order to ease the flow of the relations between both organisms;

         d) Formulate the recommendations it considers opportune for the better compliance of the CONTRACT'S objectives, not meaning that such recommendations are compulsory for the parties;

         e) Gather all the technical, administrative and financial information in order to conserve it within reach for its inspection and study by the parties;

         f) Recommend the execution of technical audits of the performed operations by virtue of this CONTRACT, taking care that such audits at no time hinder or interfere with the operations or impairs asc bolivia ldc's administrative autonomy. These audits will be paid by the party requiring them;

         g) Periodically formulate the recommendations that are considered necessary, with relation to the development of ASC BOLIVIA LDC's operational plans.

TWENTY FIRST.- BOARD OF DIRECTORS.

21.1. Within fifteen days of having signed this CONTRACT, the parties will organize a BOARD OF DIRECTORS.

21.2. This BOARD OF DIRECTORS will be formed by representatives from both parties, COMIBOL and ASC BOLIVIA LDC, with equal number of members, whose emoluments will be paid by the party appointing them.

21.3. The BOARD OF DIRECTORS will meet whenever necessary and called by the president at his/her own initiative or at the request of the parties.

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

21.4. The President of the BOARD OF DIRECTORS will be appointed by the members of the BOARD OF DIRECTORS at the first ordinary meeting of such organism.

21.5. The responsibilities of the BOARD OF DIRECTORS are, apart from those it decides:

         21.5.1.  To determine the general policies of the joint venture;

         21.5.2.  To approve the financial statements of the joint venture;

         21.5.3. To approve the hire of external independent auditors so they will submit an opinion on the joint venture's annual financial statements;

         21.5.4. To know and approve the recommendations with regards to the plans, projects and reports put before them by the COMMITTEE;

         21.5.5. The joint venture's BOARD OF DIRECTORS will be the relations organism between COMIBOL'S board of directors and ASC BOLIVIA LDCA'S executive organisms, for everything concerning to the running of the joint venture.

         21.5.6. To know the audited financial statements done by external and independent auditors of optimum quality, at the end of each fiscal year.

21.6. The BOARD OF DIRECTORS' duties will, at no time, interfere nor impair the administrative autonomy of ASC BOLIVIA LDC, on the joint venture's operations during the exploitation stage and marketing of the minerals.

21.7. The BOARD OF DIRECTORS will carry a chronological and circumstantial minutes of every and all their meetings, and the former will be signed by those present.

TWENTY SECOND.- TAX AND CONTRIBUTIONS REGIME.


22.1. All the taxes and liens applicable to the mining industry, as well as those applicable to the import of equipment, machinery, raw materials, materials and other assets, to the marketing of minerals locally and for export, in force at the date of the signing of this CONTRACT or that will be enacted in the future will be exclusively paid by ASC BOLIVIA LDC and its effects on COMIBOL'S corresponding share will be regulated by that stated in clause eleventh of this CONTRACT.

22.2. Those taxes applicable to profits each party will obtain from the mining operation, object of this CONTRACT will be the entire responsibility of each of them, without any other responsibility for the other party.

22.3. The contributions to entities of Social Security and Complementary Funds or similar other ones existing or to be created, are of the exclusive responsibility and charge of ASC BOLIVIA LDC, with COMIBOL'S ABSOLUTE EXCLUSION.

TWENTY THIRD.- RESOLVING OF CONFLICTS BETWEEN PARTIES AND
ARBITRATION


23.1. All controversies and claims that could arise between parties with regards the interpretation or execution of this CONTRACT, will be tried to resolve them amicably and fast between such parties. in case that they can not resolve them through mutual negotiations within sixty (60) days, any of the hiring parties can request the matter under conflict to be put before an arbitrer.

23.2. In such circumstances, the controversy or interpretation will be resolved through settlement and/or arbitration according to the Regulations given by the National Chamber of Commerce's Settlement and Arbritation Center in La Paz (Bolivia) that, forming part of this Clause, the parties declare to know and accept. The Center will appoint the arbitrer from among the members of the Arbitral Body of such Settlement and Arbitration Center belonging to the aforementioned Chamber.

23.3. No recourse will proceed against the Arbitrer's resolutions, thus the parties expressly resign to put it forward.

23.4.    The arbitration costs will be paid by the loser in the Arbitral
         Decision.

TWENTY FOURTH.- CONTRACT TRANSFERRAL TO A THIRD PARTY.


24.1. This Joint Venture Contract is a result of the award to a proposal formulated by ASC BOLIVIA LDC to COMIBOL involving the evaluation of certain technical, financial conditions and of the industrial capability and competence of the bidder. Nonetheless, ASC BOLIVIA LDC is empowered to incorporate into the contract's execution one or more members of known prestige and capability in the mining industry, or in the investments and financial branch, as well as transfer or subrogate but only partially their share in the CONTRACT to third parties, but without this meaning nor representing the total of their rights, share or obligations resulting from this CONTRACT. To that effect, the previous conditions stated as follows must be complied with:

24.2. To this effect, it will request the prior and written authorization from COMIBOL, providing all the details demonstrating the suitability of the collective or individual persons that are pretended to be incorporated or those that will partially substitute ASC BOLIVIA LDC'S participation.

24.3. COMIBOL reserves itself the right to assess the industrial and or financial sufficiency of the entity or person acquiring or is subrogated the partial share of ASC BOLIVIA LDC in the CONTRACT, with the right to veto if that or this does not have the required conditions to the effect, with the sole obligation to give the concrete and reasonable motives restricting its acceptance. the third parties that could be incorporated to the joint venture contract, will assume the obligations, that as members, are stated in this CONTRACT.

24.4.    Any modification to the partial participation or share of ASC
         BOLIVIA LDC in this contract, by virtue of having obtained it through a public tender under special conditions, either be the incorporation of new members, transfer of rights, subrogation of rights or other contractual forms, the rights and shares corresponding to COMIBOL stated in this CONTRACT won't be able to be altered, modified, reduced nor affected.

TWENTY FIFTH.- RESCISSION OF CONTRACT


25.1. During the exploration phases, COMIBOL will be able to rescind the CONTRACT unilaterally, in the following cases:

         25.1.1. Nonfulfillment of the initial payments by ASC BOLIVIA LDC for each phase, which should be done within the first thirty (30) days;

         25.1.2. Nonfulfillment in executing the work program and minimum investment pledged by ASC BOLIVIA LDC for the first exploration phase, in which case the bank guarantee certificate presented by ASC BOLIVIA LDC to COMIBOL will be cashed in. and COMIBOL will give notice to ASC BOLIVIA LDC furnishing the motives.

25.2. In case the contract is terminated for any reason, during the Exploration Phase, all the improvements made by ASC BOLIVIA LDC in the areas of the CONTRACT, will stay behind for the benefit of the concessions, object of the former, without any charge for COMIBOL, with the exception of the tools, equipment, vehicles, materials and those facilities liable to be withdrawn that have not been adhered to the ground, all of which will be able to be freely withdrawn by ASC BOLIVIA LDC.

         All the technical information related to the explored areas, together with the charts, studies, calculations and complementary details, will also go as COMIBOL'S property, without any charge to it.

25.3.    The CONTRACT can also be terminated due to the following causes:

         25.3.1. If the CONTRACT has expired, if it hadn't been extended according to that laid down in Clause Thirteenth;

         25.3.2.  By mutual agreement of the hiring parties;

         25.3.3. By ASC BOLIVIA LDC'S unilateral decision, when certain circumstances appear that make unviable the exploitation in rentable economical conditions.

         25.3.4. When the construction, installation and starting of the operations exceed Three (3) years since the notification by ASC BOLIVIA LDC to COMIBOL announcing its exercise of right to option, unless there are force majeure causes.

         25.3.5. When the force majeure causes are produced, such as defined in Clause Sixteenth of this CONTRACT.

25.4. In case or termination of this CONTRACT for any of the motives stated in this CONTRACT, either be during the exploration period or in the exploitation phase, ASC BOLIVIA LDC will be obliged to comply with the delivery of the studies and other information in the next ninety (90) days.

TWENTY SIXTH. - EXCLUSION AREA.


26.1. ASC BOLIVIA LDC can not formulate petitions nor perform mining activities, either by itself or through and intermediary, in an area of two (2) kilometers from the perimeter of the concession object of this CONTRACT, unless there is an express authorization from COMIBOL. In any case, the petition made infringing this prohibition, will be considered as done for and for COMIBOL'S benefit.

26.2. COMIBOL also won't be able to perform mining activities, either by itself or through an intermediary, in an exclusion area of one kilometer from the perimeter of the concessions object of this CONTRACT, unless the parties agree to the contrary.

TWENTY SEVENTH.- OPTION TO PURCHASE.


27.1. At the definitive closure of operations due to the CONTRACT'S expiry, ASC BOLIVIA LDC grants COMIBOL the option rights, for a period of ninety (90) days, for the purchase of its rights and tangible assets of the joint venture, in equal opportunities as other interested parties.

27.2. COMIBOL and ASC BOLIVIA LDC will appoint an expert appraiser in charge of establishing the price of the assets, using as basis for the appraisal, the market value.

27.3. If COMIBOL decides to exercise its option rights, it must notify so of its decision to ASC BOLIVIA LDC through a notarized letter, within the term established in Point 27.1.

27.4. The payment of the price will be done within the following sixty (60) days after the notice provided in the previous point, is given.

TWENTY EIGHT.-CONTRACT'S CONSTITUTIVE DOCUMENTS.

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28.1.    Are part of this CONTRACT and will be inserted in the corresponding
         Public Deed the following documents.

         a) Supreme Decree No. 213601 dated February sixteenth nineteen ninety four.

         b) COMIBOL'S board of directors resolution no. 1105 dated February six nineteen

         c) General Administration Power of Attorney conferred to Dr. Alberto Alandia Barron No. 1-10 awarded in the Notary of Mines in La Paz on May seventeenth nineteen ninety four.

         d) Special Power of Attorney conferred to Lic. Luis Arnal Velasco, registered in the Notary of Mines in La Paz, under No. 205 on July twenty eight nineteen ninety four.

         e) Special Power of Attorney conferred to Mr. Johnny Delgado Achaval, registered in the Notary of Mines in La Paz, under No. 105 on April first nineteen ninety six, registered in the Commerce General Register, Entry 728, Book 07-0, the same month and year.

         f) COMIBOL'S board of directors resolution no. 1229 dated September twenty seven nineteen ninety six.

         g)  Pages 5, 9 10 and 11 of ASC BOLIVIA LDC'S proposal.

TWENTY NINTH.-MINING LICENSES.


29.1. During the Exploration Phase, the mining licenses on all the areas forming part of the mining concessions of the AREA GRANTED will be in charge of COMIBOL.

29.2. Starting from the date ASC BOLIVIA LDC notifies COMIBOL that it will make use of its option right, the mining licenses on the areas declared as positive by ASC BOLIVIA LDC and in which the Exploitation Phase will be developed, will be paid by ASC BOLIVIA LDC on behalf of COMIBOL and the receipts will be presented by ASC BOLIVIA LDC to COMIBOL since they are documents representative of its concessionaire right. this payment won't be compensated nor reimbursed by COMIBOL nor by the joint venture and will be done exclusively by ASC BOLIVIA LDC.

THIRTIETH.- OFFICIAL REGISTRATION OF THE CONTRACT.


30.1. The official registration's expenses for this CONTRACT, together with the ANNEXES and corresponding documents, will be paid by ASC BOLIVIA LDC, at the Special Notary of Mines in La Paz City

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30.2.    ASC BOLIVIA LDC is obliged to present COMIBOL Three (3) Affidavits of the officially registered CONTRACT, without any charge for COMIBOL, within sixty (60) days after the writ is signed.

THIRTY FIRST.- CONSENT AND ACCEPTANCE.


         31.1. We, DR. ALBERTO ALANDIA BARRON, PRESIDENT OF THE CORPORACION MINERA DE BOLIVIA (COMIBOL) and LIC. LUIS ARNAL VELASCO, MANAGER OF THE CONTRACTS AND FINANCE UNIT OF THE CORPORACION MINERA DE BOLIVIA (COMIBOL), both of full age, neighbors of this city, with i.d. no. 1191230 pt. and no. 332387 l.p., respectively, able by right, on one side, and MR. JOHNNY DELGADO ACHAVAL, in representation of ASC BOLIVIA LDC, of full age, neighbor if this city, with i.d. no. 39745 l.p., ably: by right, give our full consent and accept every and each of the clauses, terms and conditions of this CONTRACT, to which we give full validity as Private Document between parties, whilst it is converted into a public deed, pledging to a faithful and strict compliance, subscribing it in La Paz City, on the Twenty first of November nineteen ninety six.- And you, Special Notary of Mines will add all the rest of safety and style clauses.

     Signed FOR CORPORACION MINERA DE BOLIVIA: Lic. Luis Arnal Velasco MANAGER OF CONTRACTS AND FINANCES. Dr. Alberto Alandia Barron.-
     PRESIDENTE.
     Signed FOR ASC BOLIVIA LDC: Mr. Johnny Delgado Achaval AGENT AND PROXY. Signed.- Dr. Jorge Eyzaguirre Duran.- RUC 02199106.- C. Ab. 0157.- LEGAL ADVISOR COMIBOL. -

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